Filed pursuant to Rule 424(b)(5)
Registration File No. 333-202862

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and is not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 28, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(To the Prospectus dated April 24, 2015)

[•] of Shares of Common Stock

Digital Turbine, Inc. is offering [•] shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “APPS.” On September 25, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.77 per share.

Our business and an investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the corresponding section of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses	$	$

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” for a description of compensation provided to the underwriter.

To the extent that the underwriter sells more than [•] shares of common stock, the underwriter has the option to purchase within 30 days from the date of this prospectus supplement up to an additional [•] shares from the company at the initial price to public less the underwriting discount.

The underwriter expects to deliver the shares against payment on or about September [•], 2015.

B. Riley & Co.

The date of this prospectus supplement is            , 2015

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter has authorized anyone to provide you with information that is different. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriter is offering to sell or seeking offers to buy our securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. When we deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, on Form S-3 (File No. 333-202862) on March 19, 2015, as amended on April 15, 2015 and April 20, 2015, and which was declared effective by the SEC on April 24, 2015. Under the shelf registration process, we may offer from time to time shares of our common stock, preferred stock, warrants and units. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Where You Can Find More Information” before investing in our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “we,” “us,” “our” and similar terms used in this prospectus supplement and the accompanying prospectus refer to Digital Turbine, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain, and may incorporate by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	ability to expand the company’s global reach, accelerate growth and create a scalable, low-capex business model that drives earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•	failure to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion from the Appia merger;
•	inability to refinance assumed debt or to refinance debt on favorable terms;
•	unforeseen challenges related to relationships with operators, publishers and advertisers and expanding and maintaining those relationships;
•	ability to execute upon, and realize any benefits from, potential value creation opportunities through strategic relationships in the future or at all, including the ability to leverage advertising opportunities effectively and increase revenue streams for carriers;
•	the inherent and deal specific challenges in converting discussions with carriers into actual contractual relationships;
•	product acceptance of a new product such as DT IgniteTM or DT IQTM in a competitive marketplace;
•	device sell through for any specific device or series of devices;
•	the potential for unforeseen or underestimated cash requirements or liabilities;
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements;
•	the occurrence of any event, change or other circumstances that could disrupt management’s attention from the ongoing business operations due to the Appia merger integration effort;
•	ability as a smaller company to manage international operations;
•	ability given our limited resources to identify and consummate acquisitions;
•	varying and often unpredictable levels of orders;
•	the challenges inherent in technology development necessary to maintain our competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products;
•	changes in economic conditions and market demand;

•	rapid and complex changes occurring in the mobile marketplace;
•	pricing and other activities by competitors;
•	pricing risks associated with potential commoditization of the Appia Core as competition increases and new technologies add pricing pressure; and
•	technology management risk as we need to adapt to complex specifications of different carriers and the management of a complex technology platform given our relatively limited resources.

We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein, or those that we may make orally or in writing from time to time, are based upon management’s beliefs and assumptions and are made based on information available to us as of the time made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Forward-looking statements may be contained in this prospectus supplement (and the documents incorporated by reference herein or therein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Any investor in us should consider all risks and uncertainties disclosed in our filings with the SEC described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. Reference in this prospectus to “the Company,” “Digital Turbine,” “we”, “us”, and “our” refer to Digital Turbine, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

Our Company

Company Overview

Digital Turbine innovates at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, application advertisers, device OEMs and other third parties to enable them to effectively monetize mobile content and generate higher value user acquisition. We operate our business in two reportable segments — Advertising and Content.

Our Advertising business is comprised of products including:

•	DT IgniteTM, a mobile device management solution with targeted application distribution capabilities,
•	DT IQTM, a customized user experience and application discovery tool,
•	DT Media, an advertiser solution for unique and exclusive carrier and OEM inventory, and
•	Appia Core, a leading worldwide mobile user acquisition network.

Our Content business is comprised of products including:

•	DT MarketplaceTM, an application and content store, and
•	DT PayTM, a content management and mobile payment solution.

With global headquarters in Austin, Texas and offices in Durham, North Carolina, Berlin, Singapore, Sydney and Tel Aviv, Digital Turbine’s solutions are available worldwide.

Advertising

DT Ignite is a mobile application management software solution that is pre-installed on devices to enable mobile operators and OEMs to control, manage and monetize the applications that are installed on mobile devices. DT Ignite allows mobile operators to customize the out-of-the-box experience for customers and monetize their home screens via Cost-Per-Install or CPI arrangements, Cost-Per-Placement or CPP arrangements, and Cost-Per-Action or CPA arrangements with third party application developers. Applications can be installed silently or with notification, on first boot or later in the lifecycle of the device, allowing mobile operators and OEMs to participate in an advertising revenue stream. The Company has launched DT Ignite with mobile operators and OEMs in North America, Europe, Asia Pacific, India and Israel.

DT IQ enables application and content discovery, both organic and sponsored, in a variety of user interfaces. The core of the product suite is the DT IQ engine which provides application recommendations to the device end user blended with sponsored ads. The DT IQ AppDeck product is centered around application discovery and is presented in a visual feed-based User Interface. The DT IQ App Drawer product organizes applications for device end users by category and provides contextual application recommendations. DT IQ Search is a User Experience and User Interface that enable device end users to search and discover content from various sources including social media, search engines, and applications. Monetization for DT IQ Search is through increased content sales while AppDeck and App Drawer monetize through the display and recommendation of applications via the same commercial models as DT Ignite. DT IQ has been deployed with mobile operators across North America and Asia Pacific.

DT Media is an advertiser solution for unique and exclusive carrier and OEM on-device home screen inventory.

Appia Core is a leading worldwide mobile user acquisition network. Its mobile user acquisition platform is a demand side platform, or DSP. This platform allows mobile advertisers to engage with the right customers for their applications at the right time to gain them as customers. Appia Core accesses mobile ad inventory through publishers including direct developer relationships, mobile websites, mobile carriers and mediated relationships; as well as purchasing inventory through exchanges using real-time bidding. The advertising revenue generated by Appia Core’s platform is shared with publishers according to contractual rates in the case of direct or mediated relationships. When inventory is accessed using real-time bidding, Appia Core buys inventory at a rate determined by the marketplace. Since inception, Appia Core has delivered over 100 million application installs for hundreds of advertisers.

Content

DT Marketplace is currently one of the Company’s primary revenue generating products. DT Marketplace can be sold as an application storefront that manages the retailing of mobile content including features such as merchandising, product placements, reporting, pricing, promotions, and distribution of digital goods. DT Marketplace also includes the distribution and licensing of content across multiple content categories including music, applications, wallpapers, eBooks, and games. DT Marketplace is deployed with many operators in the Asia Pacific market, including in Australia and the Philippines.

DT Pay is currently one of the Company’s other primary revenue generating products. DT Pay is an Application Programming Interface, or API, that integrates billing infrastructure between mobile operators and content publishers to facilitate mobile commerce. Increasingly, mobile content publishers want to go directly to consumers to sell their content rather than sell through traditional distributors such as Google Play or the Apple Application Store. DT Pay allows publishers and carriers to monetize those applications by allowing the content to be billed directly to the consumer via carrier billing. DT Pay has been launched in Australia, Singapore, and the Philippines.

Corporate Information

Our facilities and executive offices are located at 1300 Guadalupe Street Suite #302, Austin, Texas 78701, and our telephone number is (512) 387-7717. Additional information about us is available on our website at www.digitalturbine.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “APPS.”

The Offering

Common stock offered by us
[•] shares of common stock (excludes [•] shares of common stock issuable pursuant to the underwriter’s option to purchase additional shares)
Common stock to be outstanding after this offering
[•] shares of common stock or [•] shares if the underwriter exercises its option to purchase additional shares
Over-allotment option
[•] shares of common stock
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including pursuing organic business opportunities, working capital, product development and capital expenditures. We may use proceeds to acquire other businesses that we consider complementary or strategic to our business plan. See “Use of Proceeds” on page S-9.
Risk factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before investing in our securities.
NASDAQ Capital Market trading symbol
APPS

The number of shares of common stock to be outstanding after this offering is based on 57,311,685 shares outstanding on September 25, 2015, and excludes as of that date:

•	options representing the right to purchase a total of 6,223,725 shares of common stock at a weighted average exercise price of $4.50 per share; and
•	warrants representing the right to purchase a total of 2,105,357 shares of common stock at a weighted-average exercise price of $2.76 per share.

The information above also excludes 20,000 shares of common stock issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock (based on an assumed conversion price of $5.00 per share). See “Description of Capital Stock — Preferred Stock — Series A Convertible Preferred Stock” on page 9 of the accompanying prospectus.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risks Related to the Offering

We have a significant number of outstanding warrants and options, and future sales of the shares obtained upon exercise of these options or warrants could adversely affect the market price of our common stock.

As of September 25, 2015, we had outstanding options exercisable for an aggregate of 6,223,725 shares of common stock at a weighted average exercise price of $4.50 and warrants to purchase up to 2,105,357 shares of our common stock at an exercise price of $2.76 per share. We registered the issuance of substantially all the shares issuable upon exercise of the warrants, and they will be freely tradable by the exercising party upon issuance. The holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As our stock price rises, the holders may exercise their warrants and options and sell a large number of shares. This could cause the market price of our common stock to decline.

A significant number of shares are subject to lock-ups which have recently expired and will expire in the future.

On March 6, 2015, we issued an aggregate of 18,951,550 shares of common stock in connection with our acquisition of Appia, Inc. One million shares are subject to escrow expiring on March 4, 2016 and the remaining shares were issued subject to lock-up agreements, which were scheduled to lapse in three equal tranches on September 2, 2015, December 1, 2015 and March 4, 2016. On September 2, 2015, we amended the lock-up agreements covering the 4,337,444 shares of common stock held by Trident Capital Management-VII, L.L.C., Venrock Management VI, LLC, Noro-Moseley Partners VI, LP, Relay Ventures Fund I L.P. and Relay Ventures Offshore Fund I L.P. and Wakefield Group IV, LLC that would have been eligible for release on September 2, 2015, extending the first release by 45 days. As a result, the lock up agreements for these stockholders now expire in three equal tranches on October 17, 2015, December 1, 2015 and March 4, 2016. Shares held by other former Appia stockholders are not covered by the amended lock-up and remain subject to the original release schedule. Accordingly, after giving effect to the shares held in escrow, the amended lock-ups and the lock-ups that were not amended, of the original shares issued in the Appia acquisition, 1,646,406 shares were released from the lock-up on September 2, 2015, and 4,337,444, and 5,983,850 shares will be released from the lock-ups on October 17, 2015 and December 1, 2015, respectively, and an aggregate of 6,972,976 shares will be released from the lock-ups and the escrow (subject to adjustment for claims against such escrow) on March 4, 2016. As the escrow and lock-ups lapse, the holders — both those who amended and who did not amend their lock-ups — may sell their shares in the public markets from time to time, without limitations on the timing, amount or method of sale. This could cause the market price of our common stock to decline.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering to be used for any particular purpose, although we may use it for acquisitions of other businesses and the other purposes noted in “Use of Proceeds.” Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

You will experience immediate dilution in the book value per share of common stock as a result of this offering.

The purchase price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options exercise those options at prices below the offering price, you will incur further dilution. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $[•] million (or approximately $[•] million if the underwriter exercises its option to purchase additional shares in full) after deducting estimated underwriter fees and estimated offering expenses that we must pay and assuming we sell the maximum number of shares offered hereby.

We intend to use the net proceeds from this offering for general corporate purposes, including pursuing organic business opportunities, working capital, product development and capital expenditures, as described further below. We may use proceeds to acquire other businesses that we consider complementary or strategic to our business plan.

Although we have not yet identified specific uses for any of the proceeds, we currently anticipate using the proceeds for some or all of the following purposes:

•	additional investments in ongoing business opportunities or initial investments in new organic opportunities, such as investments in “real-time bidding” technologies we acquired in the Appia acquisition, integration of DT Content and DT Pay into our advertising infrastructure, new product development and marketing efforts;
•	general corporate purposes, including general and administrative expenses, and working capital; and
•	potential acquisition of, or investment in, new companies, technologies, products or assets that we believe complement or expand our business.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. We have no current commitments or agreements with respect to any acquisitions and might not make any acquisitions. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in money market funds and/or short-term interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including restrictions on our ability to pay dividends under our debt agreements with our lenders, our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

Our net tangible book value as of June 30, 2015, was approximately $(14.9) million, or $(0.26) per share of our common stock. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on June 30, 2015. Assuming we issue 5,600,000 shares of common stock at a public offering price of $1.77 per share (based on the closing price on September 25, 2015), and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2015 would have been approximately $(5.8) million, or $(0.09) per share of our common stock. This amount represents an immediate dilution in net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.86 per share to new investors purchasing shares of our common stock in this offering.

The following table illustrates the dilution in net tangible book value per share to new investors:

Assumed public offering price per share		$1.77
Net tangible book value per share as of June 30, 2015(1)	$(0.26)
Increase in net tangible book value per share attributable to new investors(2)	$0.17
As adjusted net tangible book value per share after this offering		$(0.09)
Dilution in net tangible book value per share to new investors(3)		$1.86

(1)	Intangible assets as of June 30, 2015 were $99.9 million, equivalent to $1.75 per share, which were comprised of goodwill, internal use software, and intangible assets acquired through acquisitions amounting to $76.8 million, $22.8 million, and $0.3 million, respectively.
(2)	After deducting the underwriting discounts and estimated expenses payable by us in this offering.
(3)	Dilution is determined by subtracting as adjusted net tangible book value per share after giving effect to this offering.

The number of shares of common stock to be outstanding after this offering is based on 57,311,685 shares outstanding on September 25, 2015 and excludes as of that date:

•	options representing the right to purchase a total of 6,223,725 shares of common stock at a weighted average exercise price of $4.50 per share; and
•	warrants representing the right to purchase a total of 2,105,357 shares of common stock at a weighted-average exercise price of $2.76 per share.

The information above also excludes 20,000 shares of common stock issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock (based on an assumed conversion price of $5.00 per share). See “Description of Capital Stock — Preferred Stock — Series A Convertible Preferred Stock” on page 9 of the accompanying prospectus.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

Under the terms and subject to the conditions to be set forth in an underwriting agreement by and between us and B. Riley & Co., LLC, as the sole underwriter (the “underwriter”), we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, all of the [•] shares offered hereby.

The underwriting agreement provides that the obligations of the underwriter is subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates, a comfort letter and a legal opinion. The underwriting agreement provides that the underwriter will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriter, dealers selected by the underwriter to participate in the offering and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares subject to its acceptance of the shares from us. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted the underwriter an option, exercisable no later than 30 calendar days after the date of the underwriting agreement, to purchase up to an aggregate of [•] additional shares of our common stock at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement and as indicated below. We will be obligated to sell these shares of our common stock to the underwriter to the extent the option is exercised. The underwriter may exercise this option if the underwriter sells more shares of our common stock than the total number set forth in the first paragraph above.

Commission and Expenses

The underwriter has advised us that it proposes to offer our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $[•] per share. After the offering, the initial public offering price and the concession to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by the offering as set forth on the cover page of this prospectus supplement.

The following table shows the per share and total underwriting discounts and commissions that we will pay to the underwriter and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of our common stock.

	Per Share	Total Without Option Exercise	Total With Option Exercise
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds to the Company, before expenses	$	$	$

We have also agreed to reimburse the underwriter for up to $50,000 of the underwriter’s expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discounts, will be approximately $[•], which includes legal costs, various other fees and reimbursement of certain of the underwriter’s expenses.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, during the 90 day period after the closing of the offering, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or any securities that would entitle the holder to acquire at any time shares of our common stock.

Our executive officers and directors have also agreed, subject to specified exceptions, not to:

•	directly or indirectly, offer, sell, contract to sell, hypothecate, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by such person or its affiliate of) any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock;
•	establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any of the foregoing;
•	enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any of the foregoing; or
•	engage in any short selling of any of the foregoing.

These restrictions terminate 90 days after the date of this prospectus supplement.

However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or,
•	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period;

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless the underwriter waives such extension.

The underwriter may, without public notice, consent to an early release of all or any portion of the securities subject to the foregoing lock-up agreements in its sole and absolute discretion.

Director and Officer Purchase of Shares in the Offering

We except that certain officers and directors will purchase an aggregate of      shares of common stock in this offering. We also expect affiliates and certain employees of the underwriter to purchase up to        shares of common stock in the offering.

Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol “APPS.”

Price Stabilization and Short Positions

Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriter from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise make short sales of our common stock and may purchase our common stock in the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in this offering. The underwriter may close out any short position by purchasing shares in the open market or exercising its option to purchase additional shares. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. The underwriter may also engage in “stabilizing bids,” which are bids for or the purchase of our common stock on behalf of the underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of our common stock.

The underwriter’s purchases to cover short sales, as well as other purchases by the underwriter for its own account, stabilizing bids or the imposition of a penalty bid may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we, nor the underwriter, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s websites and any information contained on any other website maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Relationships with the Underwriter

The underwriter or its affiliates may in the future perform, investment banking, brokerage and other financial services for us or our affiliates for which it will receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in the amounts customary in the industry for these financial services.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Manatt, Phelps & Phillips, LLP owns 382,144 shares of common stock and warrants to purchase an additional 23,214 shares of common stock of the Company.

EXPERTS

Our consolidated financial statements as of March 31, 2014 and 2015, and for each of the two years in the period ended June 30, 2015 have been incorporated by reference herein in reliance upon the reports of SingerLewak LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting.

The audited financial statements of Appia, Inc. as of December 31, 2013 and 2014, and for each of the years in the two-year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, as amended, to register the securities offered by this prospectus supplement. However, this prospectus supplement does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.DigitalTurbine.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Warrants
Units
Debt Securities

Up to 600,000 Shares of Common Stock Offered by the Selling Stockholder

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the “securities.” The aggregate initial offering price of the securities will not exceed $100,000,000. This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

In addition, the selling stockholder identified in this prospectus may from time to time, in one or more offerings, offer and sell up to the aggregate of 600,000 shares of our common stock. We are required to register these securities under the Securities Act of 1933, as amended, or the Securities Act.

We and the selling stockholder may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled “Plan of Distribution.” The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.

Our common stock is listed on The NASDAQ Stock Market under the symbol “APPS.” On April 14, 2015, the last reported sale price of our common stock on The NASDAQ Stock Market was $3.82 per share.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholder have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of that document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. We do not imply or represent by delivering this prospectus that Digital Turbine, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as of any time after such date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock that are described in this prospectus, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell any or all of the securities described in this prospectus in one or more offerings. In addition, the selling stockholder named in this prospectus may from time to time sell up to 600,000 shares of our common stock in one or more transactions.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholder offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. In this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and a prospectus supplement, then you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement of which this prospectus is a part, including exhibits to that registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

Unless the context otherwise indicates, references in this prospectus to “we,” “our”, “us”, “Digital Turbine”, or “the Company” refer to the business and operations of Digital Turbine, Inc. through its operating and wholly-owned subsidiaries, Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd, Digital Turbine Australia Pty Ltd, Digital Turbine Singapore Pte Ltd, Digital Turbine Luxembourg S.a.r.l., and Digital Turbine Germany, GmbH, collectively “DT”.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.digitalturbine.com and our investor relations website is located at http://ir.digitalturbine.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus constitutes part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, we may offer and sell from time to time in one or more offerings, together or separately, any combination of the securities described in this prospectus of up to an aggregate initial offering price of $100,000,000 and the selling stockholder may offer from time to time up to an aggregate of 600,000 shares of common stock. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-10039):

•	Our Annual Report on Form 10-K for the year ended March 31, 2014, filed with the SEC on June 30, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on July 29, 2014 and as amended by Amendment No. 2 on Form 10-K/A filed with the SEC on January 8, 2015;
•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014, September 30, 2014, and December 31, 2014 filed with the SEC on August 14, 2014, November 14, 2014, February 13, 2015, respectively;
•	Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on April 15, 2014, June 25, 2014, July 9, 2014, September 15, 2014, October 9, 2014, November 13, 2014, November 18, 2014, January 16, 2015, February 11, 2015, March 11, 2105, March 19, 2015, and March 20, 2015 (but excluding the portions of such reports expressly noted as being furnished and not filed);
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 6, 2013; and
•	All documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Notwithstanding the foregoing statements, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Digital Turbine, Inc.
1300 Guadalupe Street
Suite #302
Austin, Texas 78701
(512) 387-7717

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some may inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any applicable prospectus supplement.

ABOUT THE COMPANY

Digital Turbine, Inc., through its subsidiaries, works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, app advertisers, device OEMs and other third parties to enable them to effectively monetize mobile content and acquire higher value user acquisition. The company’s products include DT IgniteTM, a mobile device management solution with targeted app distribution capabilities, DT IQTM, a customized user experience and app discovery tool, DT MarketplaceTM, an application and content store, and DT PayTM, a content management and mobile payment solution, DT Media, an advertiser solution for unique and exclusive carrier inventory, and Appia, a leading worldwide mobile user acquisition network. Headquartered in Austin, Texas with global offices in Durham, Berlin, Singapore, Sydney and Tel Aviv.

Our principal executive office is located at 1300 Guadalupe Street, Suite #302, Austin, Texas 78701, and our telephone number is (512) 387-7717. Our website address is www.digitalturbine.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

Our common stock is listed on The NASDAQ Stock Market under the symbol “APPS.”

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in our securities, in addition to the other information in this prospectus, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q and, to the extent applicable, our current reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes. These purposes may include working capital, repaying, reducing or refinancing indebtedness, financing acquisitions of other companies that we believe will add to and/or expand our service offerings, repurchasing or redeeming our securities, investments, and capital expenditures.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we may use the net proceeds of an offering to reduce our short-term indebtedness or for temporary investments, or we may hold the net proceeds in deposit accounts we maintain at one or more depository institutions. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of the shares offered by the selling stockholder.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus, if required at that time:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of immediate dilution from the public offering price which will be absorbed by such purchases.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, which are exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

We have 202,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, of which 100,000 have been designated as Series A Convertible Preferred Stock, par value $0.0001 per share, or Series A Preferred Stock. As of April 14, 2015, we had 57,107,894 shares of common stock outstanding and 100,000 shares of our Series A Preferred Stock outstanding, which are currently convertible into 20,000 shares of common stock. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock are not entitled to preemptive or subscription rights to purchase any of our securities under our charter documents.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets that are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus will also be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ Stock Market under the symbol “APPS.” American Stock Transfer is the transfer agent and registrar for our common stock. Its address is 6201 15th Avenue Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. Although our board of directors has no present intention to issue any additional preferred stock, the issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. Such issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.

Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock. The number of authorized shares of preferred stock may be increased or decreased, but not decreased below the number of shares then outstanding plus the number of such shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any other outstanding securities issued by us that are convertible into or exercisable into preferred stock, by the affirmative vote of the holders of a majority of our common stock without a vote of the holders of preferred stock, or any series of preferred stock, unless a vote of any such holder is required pursuant to the terms of such series of preferred stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms (which terms have not currently been determined and are not currently known) of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if applicable;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Any prospectus supplement filed in connection with an offering of preferred stock will describe all material terms of such series of preferred stock and all material terms of any common stock, if any, issuable upon conversion of such preferred stock. However, the description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designations or the certificate of amendment to our certificate of incorporation relating to the applicable series of preferred stock, together with our bylaws. The registration statement of which this prospectus forms a part currently does or will in the future include the certificate of designations or the certificate of amendment and our bylaws as exhibits or incorporate them by reference.

The preferred stock will, if and when issued, be fully paid and non-assessable.

Series A Convertible Preferred Stock

We currently have 100,000 shares of our Series A Preferred Stock designated, and as of March 18, 2015, we had 100,000 shares of our Series A Preferred Stock outstanding. While shares of our Series A Preferred Stock are outstanding, holders of the Series A Preferred Stock are entitled to receive any dividends if and when declared by the Company’s board of directors on the Company’s common stock on an as-converted basis.

The Series A Preferred Stock is convertible at any time at the option of the holder into shares of our common stock based on dividing the original purchase price plus the amount of any accumulated but unpaid dividends, by the conversion price then in effect (as may be adjusted).

The Series A Preferred Stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of the Company’s common stock, together with any other voting rights provided to the Series A Preferred under law or the General Corporation Law of the State of Delaware.

The Series A Preferred Stock is entitled to receive, prior and in preference to our common stock or any other class designated as junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of its insolvency, an amount per share equal to the greater of (i) $10.00 per share of Series A Preferred Stock (subject to certain adjustments) or (ii) such amount per share as would have been payable had the Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution or winding up. Each holder of Series A Preferred Stock also has the right to a cash-out election in the event of certain transactions, including a consolidation or merger of the Company (excluding a transaction involving a reincorporation or a merger with a wholly-owned subsidiary), a sale of all or substantially all of the assets of the Company, the issuance by the Company in a single or integrated transaction shares of common stock (or securities convertible into common stock) representing a majority of the shares of common stock outstanding immediately following such issuance, or any other form of acquisition where the Company is the target and a change of control occurs such that the acquirer has the power to elect a majority of the Company’s board of directors.

Anti-Takeover Effects of Certain Provisions of Delaware Law

The following is a summary of certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.  We may be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66- 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms (which terms have not currently been determined and are not currently known) of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants that we may offer. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or warrants to purchase debt securities or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the applicable prospectus supplement. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

Terms.  If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;
•	the total number and offering price of warrants;
•	the number of shares of common stock or preferred stock purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	the date on and after which the warrants and related common stock or preferred stock will be separately transferable;
•	the date on with the right to exercise the warrants will commence and the date on which this right will expire;
•	the minimum and maximum about of the warrants which may be exercised at any one time;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	a discussion of federal income tax, accounting and other special consideration, procedures and limitations relating to the warrants; and
•	any other terms of the warrants including terms, procedures and limitations related to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote, and in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants.  Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer. The applicable prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; the offering price of the units; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; whether the units will be issued in fully registered or global form; and a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the units.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

SELLING STOCKHOLDER

The registration statement, of which this prospectus forms a part, relates to the possible resale of up to 600,000 shares of our common stock by the selling stockholder named below, of which 400,000 shares may be issued upon the exercise of warrants. The shares and warrants were issued to the selling stockholder pursuant to a Securities Purchase Agreement dated as of March 6, 2015 in connection with a loan transaction entered into upon consummation of our acquisition of Appia, Inc., which became our wholly-owned subsidiary, Digital Turbine Media, Inc. Pursuant to the loan transaction, Digital Turbine Media issued a subordinated indenture in the aggregate principal amount of $8.0 million and we issued a secured guaranty of the debt. The exercise price of the warrants is $0.001 per share, exercisable for 10 years, but they are not exercisable until the one year anniversary of the closing date of the acquisition of Appia, Inc. The warrants terminate if we repay this debt prior to such one year anniversary. Pursuant to the Securities Purchase Agreement, we agreed to file a registration statement on Form S-3 with the SEC for the purpose of registering for resale the shares of our common stock issued to the selling stockholder.

The table below sets forth certain information known to us, based upon written representations from the selling stockholder, with respect to the beneficial ownership of our shares of common stock held by the selling stockholder as of April 14, 2015. In addition to the 200,000 shares of our common stock previously issued to the selling stockholder, it assumes that the selling stockholder will be issued an aggregate of 400,000 shares of our common stock, which includes additional shares covered by warrants held by the selling stockholder. The “Shares of Common Stock Beneficially Owned Prior to Offering” column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its respective ownership of shares of common stock as of April 14, 2015, which includes the outstanding shares of common stock offered by this prospectus and the maximum number of shares of our common stock issuable upon exercise of the warrants in full for cash. Because the selling stockholder may sell, transfer, or otherwise dispose of all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. Registration of the shares under the Securities Act does not require the selling stockholder to sell any of the shares. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholder will sell all its shares of common stock covered by this prospectus. The percentages in the following table reflect the shares beneficially owned by the selling stockholder as a percentage of (a) 57,107,894 shares, which is the total number of shares of our common stock outstanding as of April 14, 2015, plus (b) the the additional maximum 400,000 shares that may be issued to the selling stockholder upon exercise of the warrants.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholder has sole voting and investment power with respect to all shares of common stock that it beneficially owns, subject to applicable community property laws. Unless otherwise described in this prospectus, to our knowledge, the selling stockholder has not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the selling stockholder, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares Offered(1)	Shares Owned After Offering(2)
	Shares	%		Shares	%
North Atlantic SBIC IV, L.P.(3)	1,932,154	3.4	600,000	1,332,154	2.3

(1)	The amounts set forth in this column are the numbers of shares of common stock that may be offered by the selling stockholder using this prospectus. These amounts do not represent any other shares of our common stock that the selling stockholder may own beneficially or otherwise.
(2)	Assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus, including all of the shares of our common stock issuable upon exercise of the warrants. The selling stockholder may offer and sell all or part of the common stock covered by this prospectus, but no estimates can be made as to the amount of shares of common stock that will be held by the selling stockholder after the completion of this offering. Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean the selling stockholder will sell all or any portion of the shares covered by this prospectus.
(3)	David M. Coit and Mark J. Morrissette are managers of North Atlantic Investors SBIC IV, LLC, which serves as the general partner of North Atlantic SBIC IV, L.P. By virtue of their management positions in North Atlantic SBIC IV, LLC, Mr. Coit and Mr. Morrissette have voting and dispositive power with respect to the shares held by North Atlantic SBIC IV, L.P.

PLAN OF DISTRIBUTION

General

We and the selling stockholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through one or more agents;
•	to or through underwriters, brokers or dealers;
•	through a block trade, in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
•	through a combination of any of these methods.

The offer and sale of the securities described in this prospectus by us, the selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including public offerings or privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

We will set forth in a prospectus supplement with respect to each offering of securities by us or the selling stockholder, the particular terms of that offering, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the offering or purchase price of the offered securities and the net proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any delayed delivery arrangements;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the offered securities may be listed.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any profits realized by them on resale of the securities and the compensation received by them from us may be treated as underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities under the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus and the applicable prospectus supplement available to selling underwriters, dealers or agents for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters

If underwriters are used to sell the offered securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We and the selling stockholder may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling stockholder will enter into with the underwriters at the time of the sale to them. In a firm commitment underwriting, the underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities. The underwriters may change from time to time any initial offering price and any discounts or concessions that the underwriters allow, reallow or pay to dealers.

Dealers

We and the selling stockholder may sell the offered securities to dealers as principals. We and the selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or the selling stockholder at the time of resale. Dealers engaged by us and/or the selling stockholder may allow other dealers to participate in resales.

Agents

We and the selling stockholder may designate agents to sell the offered securities. If an agreement is reached with an agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the agent will try to sell such securities on the agreed terms.

Unless otherwise specified in the prospectus supplement for any particular offering of securities, each agent will agree to use its best efforts to solicit purchases of the offered securities for the period of its appointment or to sell the offered securities on a continuous basis.

An agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering, as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities, or sales made to or through a market maker other than on an exchange. An agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

We and the selling stockholder may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

Direct Sales

We and the selling stockholder may sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and the selling stockholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement, which will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification

We and the selling stockholder may make agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute payments that the underwriters, dealers or agents may be required to make as a result of those civil liabilities.

Other Relationships

Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions. In connection with the distribution of the offered securities, we may enter into swap or other hedging transactions with, or arranged by, the underwriters, dealers or agents, or their affiliates. These underwriters, dealers or agents, or their affiliates, may receive compensation, trading gain or other benefits from these transaction. We will describe any such relationship in any prospectus supplement naming such underwriter, dealer or agent.

Stabilization Activities

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities listed on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. Any shares of common stock offered hereunder will be listed on the Nasdaq Capital Market, or such other exchange or market on which the common stock is listed at the time of such offering. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Compensation

In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Manatt, Phelps & Phillips, LLP owns 402,144 shares of common stock and warrants to purchase an additional 23,214 shares of common stock of the Company.

EXPERTS

Our consolidated financial statements as of March 31, 2013 and 2014, and for each of the two years in the period ended March 31, 2014 have been incorporated by reference herein in reliance upon the reports of SingerLewak LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting.

The audited financial statements of Appia, Inc. as of December 31, 2012 and 2013, and for each of the years in the two-year period ended December 31, 2013, incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

[•] of Shares of Common Stock

PROSPECTUS SUPPLEMENT

B. Riley & Co.

September   , 2015